Exhibit 99.1

NEWS RELEASE

For further information contact:

Kerry J. Chauvin	Joseph “Duke” Gallagher
Chief Executive Officer	Chief Financial Officer
985.872.2100	985.872.2100

FOR IMMEDIATE RELEASE

FRIDAY, OCTOBER 10, 2003

GULF ISLAND FABRICATION, INC.

TO ANNOUNCE EARNINGS RESULTS

AND QUARTERLY CONFERENCE CALL

Houma, LA — (BUSINESS WIRE) — October 10, 2003—Gulf Island Fabrication, Inc. (NASDAQ: GIFI), will announce 2003 third quarter earnings on Wednesday, October 22, 2003 during morning market hours.

The management of Gulf Island Fabrication, Inc. will hold a conference call on Thursday, October 23, 2003, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss the Company’s financial results for the quarter ended September 30, 2003.

The call is accessible by webcast through CCBN and by dialing the following:

Dial In:	1.800.838.4403

Webcast:	www.gulfisland.com

A digital rebroadcast of the call is available two hours after the call and ending October 31, 2003 by dialing:

Phone Number:	1.800.428.6051

Replay Passcode:	307051

Gulf Island Fabrication, Inc., based in Houma, Louisiana, is a leading fabricator of offshore drilling and production platforms, offshore living quarters and other specialized structures used in the development and production of offshore oil and gas reserves. The Company also offers offshore interconnect pipe hook-up, inshore marine construction, manufacture and repair of pressure vessels, and steel warehousing and sales.